Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2020 Financial Results

– Record Fiscal Year 2020 Revenues of $1,159 million –
– Fiscal Year 2020 Diluted EPS of $2.80 –
– Adjusted Fiscal Year 2020 Diluted EPS of $3.20 –

– Fourth Quarter Fiscal 2020 Revenues of $303 million –
– Fourth Quarter Fiscal 2020 Diluted EPS of $0.90 –
– Adjusted Fourth Quarter Fiscal 2020 Diluted EPS of $0.96 –

– Announces Dividend of $0.31 per Share for First Quarter Fiscal 2021 –

LOS ANGELES and NEW YORK - May 12, 2020 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2020. For the fiscal year, revenues grew 7% to a fiscal year record of $1,159 million, compared with $1,084 million for the fiscal year ended March 31, 2019. For the fourth quarter ended March 31, 2020, revenues increased 4% to $303 million, compared with $291 million for the fourth quarter ended March 31, 2019.
Net income increased 16% to $184 million, or $2.80 per diluted share, for the fiscal year ended March 31, 2020, compared with $159 million, or $2.42 per diluted share, for the fiscal year ended March 31, 2019. Adjusted net income for the fiscal year ended March 31, 2020 grew 11% to $211 million, or $3.20 per diluted share, compared with $189 million, or $2.87 per diluted share, for the fiscal year ended March 31, 2019.
Net income was $59 million, or $0.90 per diluted share, for the fourth quarter ended March 31, 2020, compared with $45 million, or $0.69 per diluted share, for the fourth quarter ended March 31, 2019. Adjusted net income for the fourth quarter ended March 31, 2020 was $63 million, or $0.96 per diluted share, compared with $56 million, or $0.86 per diluted share, for the fourth quarter ended March 31, 2019.
“Concluding a fiscal year of record performance is a point of pride for all within our organization. It remains a tremendous accomplishment, but needless to say, our attention quickly turned to the onset of the COVID-19 crisis and the pronounced drop-off in global economic activity. While we enter this period of uncertainty in as strong of a financial and strategic position as we have ever been, challenges, no doubt, lie ahead for us, the economy and the world as a whole. Notwithstanding this rapidly evolving and uncertain environment, we have an advantage in that we built our business to perform during all cycles. Though cyclical disruptions take time to work themselves through our reported results, we are confident that our business will emerge from this crisis stronger than ever.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Revenues	$302,694	$291,378	$1,159,368	$1,084,385
Operating expenses:
Employee compensation and benefits	186,706	190,391	737,762	692,073
Non-compensation expenses	47,333	40,436	192,005	173,215
Operating income	68,655	60,551	229,601	219,097
Other (income)/expense, net	(2,259)	(1,922)	(6,046)	(5,223)
Income before provision for income taxes	70,914	62,473	235,647	224,320
Provision for income taxes	11,900	17,125	51,854	65,214
Net income attributable to Houlihan Lokey, Inc.	$59,014	$45,348	$183,793	$159,106

Diluted earnings per share	$0.90	$0.69	$2.80	$2.42

Revenues

For the fiscal year ended March 31, 2020, revenues increased to $1,159 million, compared with $1,084 million for the fiscal year ended March 31, 2019. For the fiscal year, Corporate Finance (“CF”) revenues increased 6%, Financial Restructuring (“FR”) revenues increased 11%, and Financial and Valuation Advisory (“FVA”), revenues remained relatively flat when compared with the fiscal year ended March 31, 2019.

For the fourth quarter ended March 31, 2020, revenues increased to $303 million, compared with $291 million for the fourth quarter ended March 31, 2019. For the fourth quarter ended March 31, 2020, CF revenues increased 8%, FR revenues increased 3%, and FVA revenues decreased (8)% when compared with the fourth quarter ended March 31, 2019.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$737,762	$692,073	$706,019	$660,388
% of Revenues	63.6%	63.8%	60.9%	60.9%
Non-compensation expenses	$192,005	$173,215	$176,476	$164,136
% of Revenues	16.6%	16.0%	15.2%	15.1%
Provision for Income Taxes	$51,854	$65,214	$71,078	$75,310
% of Pre-Tax Income	22.0%	29.1%	25.2%	28.5%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$186,706	$190,391	$184,415	$177,123
% of Revenues	61.7%	65.3%	60.9%	60.8%
Non-compensation expenses	$47,333	$40,436	$45,063	$38,864
% of Revenues	15.6%	13.9%	14.9%	13.3%
Provision for Income Taxes	$11,900	$17,125	$11,230	$21,236
% of Pre-Tax Income	16.8%	27.4%	15.1%	27.5%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2020 versus March 31, 2019

Employee compensation and benefits expenses were $738 million for the fiscal year ended March 31, 2020, compared with $692 million for the fiscal year ended March 31, 2019. Adjusted employee compensation and benefits expenses were $706 million for the fiscal year ended March 31, 2020, compared with $660 million for the fiscal year ended March 31, 2019. This resulted in an adjusted compensation ratio of 60.9% for both the fiscal years ended March 31, 2020 and 2019. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the year when compared with last year.

Non-compensation expenses were $192 million for the fiscal year ended March 31, 2020, compared with $173 million for the fiscal year ended March 31, 2019. Adjusted non-compensation expenses were $176 million for the fiscal year ended March 31,

2020, compared with $164 million for the fiscal year ended March 31, 2019. The increase in GAAP and adjusted non-compensation expenses was primarily driven by higher operating expenses associated with the growth of the Company.

The provision for income taxes was $52 million, representing an effective tax rate of 22.0% for the fiscal year ended March 31, 2020, compared with $65 million, representing an effective tax rate of 29.1% for the fiscal year ended March 31, 2019. The decrease in the Company’s tax rate during the year ended March 31, 2020, relative to the year ended March 31, 2019, was primarily a result of the vesting of stock that occurred in April and May 2019, as well as decreased state tax expense. The adjusted provision for income taxes was $71 million, representing an adjusted effective tax rate of 25.2% for the fiscal year ended March 31, 2020, compared with $75 million, representing an adjusted effective tax rate of 28.5% for the fiscal year ended March 31, 2019. The decrease in the Company’s adjusted effective tax rate was primarily a result of decreased state tax expense. The decrease in state tax expense was the result of a favorable state apportionment true-up that occurred in the fourth quarter of fiscal 2020. Historically over the last several years, we have not experienced favorable true-ups of this magnitude and we do not expect to continue to receive them in the future.

Quarter Ended March 31, 2020 versus March 31, 2019

Employee compensation and benefits expenses were $187 million for the fourth quarter ended March 31, 2020, compared with $190 million for the fourth quarter ended March 31, 2019. The decrease in GAAP employee compensation and benefits expenses was due to a reduction in acquisition related retention bonus payments accrued during the quarter. Adjusted employee compensation and benefits expenses were $184 million for the fourth quarter ended March 31, 2020, compared with $177 million for the fourth quarter ended March 31, 2019. This resulted in an adjusted compensation ratio of 60.9% for the fourth quarter ended March 31, 2020, versus 60.8% for the fourth quarter ended March 31, 2019. The increase in adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues.

Non-compensation expenses were $47 million for the fourth quarter ended March 31, 2020, compared with $40 million for the fourth quarter ended March 31, 2019. Adjusted non-compensation expenses were $45 million for the quarter ended March 31, 2020, compared with $39 million for the fourth quarter ended March 31, 2019. The increase in GAAP and adjusted non-compensation expenses was primarily driven by higher operating expenses associated with the growth of the Company.

The provision for income taxes was $12 million, representing an effective tax rate of 16.8% for the fourth quarter ended March 31, 2020, compared with $17 million, representing an effective tax rate of 27.4% for the fourth quarter ended March 31, 2019. The adjusted provision for income taxes was $11 million, representing an adjusted effective tax rate of 15.1% for the fourth quarter ended March 31, 2020, compared with $21 million, representing an adjusted effective tax rate of 27.5% for the fourth quarter ended March 31, 2019. The decrease in the effective tax rate and adjusted effective tax rate was a result of decreased state tax expense. The decrease in state tax expense was the result of a favorable state apportionment true-up that occurred this quarter. Historically over the last several years, we have not experienced favorable true-ups of this magnitude and we do not expect to continue to receive them in the future.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues increased 8% to $156 million for the fourth quarter ended March 31, 2020, compared with $144 million for the fourth quarter ended March 31, 2019. Revenues increased primarily due to an increase in the number of closed transactions, partially offset by a decrease in the average transaction fee on closed transactions. Notwithstanding the quarterly increase in CF revenues, toward the end of the quarter we experienced a reduction of transaction closings and decreased new business activity due to the COVID-19 pandemic, and we expect this slowdown to continue for some time.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Corporate Finance
Revenues	$156,081	$144,440	$646,788	$607,333
# of Managing Directors	123	108	123	108
# of Closed transactions (1)	84	64	309	284

Financial Restructuring

FR revenues increased 3% to $103 million for the fourth quarter ended March 31, 2020, compared with $100 million for the fourth quarter ended March 31, 2019. Revenues increased primarily due to an increase in the number of closed transactions and a slight increase in the average transaction fee. As a result of the COVID-19 pandemic, we experienced an increase in FR new business activity in the last part of the fourth quarter ended March 31, 2020, and we expect such increased level of activity to continue for some time.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Financial Restructuring
Revenues	$103,079	$99,601	$352,517	$317,774
# of Managing Directors	45	44	45	44
# of Closed transactions (1)	29	27	99	81
Financial and Valuation Advisory
FVA revenues decreased (8)% to $44 million for the quarter ended March 31, 2020, compared with $47 million for the fourth quarter ended March 31, 2019. Revenues decreased primarily as a result of a reduction in the average fee per fee event. As a result of the COVID-19 pandemic, we experienced a reduction in transaction closings and a decrease in new business activity toward the end of the fourth quarter, and we expect this slowdown to continue for some time.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Financial and Valuation Advisory
Revenues	$43,534	$47,337	$160,063	$159,278
# of Managing Directors	30	33	30	33
# of Fee Events (1)	624	605	1,385	1,377

(1)
A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

COVID-19 Update

The COVID-19 pandemic has had a substantial negative effect on the global markets, and has created uncertainty, volatility and dislocation among a wide variety of sectors. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control. We note that revenues during the fourth quarter ended March 31, 2020 were negatively impacted by the COVID-19 pandemic and we expect it to continue to have an adverse effect on our business, revenues and operating results in the short term. However, while our CF revenues will be adversely impacted for an indeterminable period of time by the economic effects of COVID-19, we have seen an increase in the demand for services in our FR business.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.31 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2020 to stockholders of record as of the close of business on June 5, 2020.

As of March 31, 2020, the Company had $516 million of cash and cash equivalents and investment securities, and $37 million of loans payable and other liabilities.

The Company has a syndicated revolving line of credit with the Bank of America, N.A. and certain other financial institutions party thereto, which allows for borrowings of up to $100 million (the “2019 Line of Credit”). As of March 31, 2020, no principal was outstanding under the 2019 Line of Credit.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, May 12, 2020, to discuss its full year and fourth quarter fiscal 2020 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 12, 2020 through May 19, 2020, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13702412#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past five consecutive years in the U.S., the No. 1 global restructuring advisor for the past six consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv (formerly Thomson Reuters).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of March 31,
(In thousands, except share data and par value)	2020	2019
Assets
Cash and cash equivalents	$380,373	$285,746
Restricted cash	373	369
Investment securities	135,389	125,258
Accounts receivable, net of allowance for doubtful accounts	80,912	70,830
Unbilled work in process, net of allowance for doubtful accounts	39,821	71,891
Receivable from affiliates	—	8,631
Income taxes receivable	4,282	—
Deferred income taxes	6,507	2,854
Property and equipment, net	42,372	31,034
Operating lease right-of-use asset	135,240	—
Goodwill and other intangibles, net	812,844	794,604
Other assets	38,890	34,695
Total assets	$1,677,003	$1,425,912

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$420,376	$404,717
Accounts payable and accrued expenses	53,883	55,048
Deferred income	26,780	27,812
Income taxes payable	—	7,759
Deferred income taxes	664	8,058
Loans payable to former shareholders	1,393	2,047
Loan payable to non-affiliate	3,283	6,610
Operating lease liabilities	154,218	—
Other liabilities	32,024	22,532
Total liabilities	692,621	534,583

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 46,178,633 and 38,200,802 shares, respectively	46	38
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 19,345,277 and 27,197,734 shares, respectively	19	27
Additional paid-in capital	649,954	645,090
Retained earnings	377,471	276,468
Accumulated other comprehensive (loss)	(43,108)	(30,294)
Total stockholders' equity	984,382	891,329
Total liabilities and stockholders' equity	$1,677,003	$1,425,912

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$302,694	$291,378	$1,159,368	$1,084,385
Operating expenses:
Employee compensation and benefits	186,706	190,391	737,762	692,073
Travel, meals, and entertainment	9,185	10,173	41,945	42,862
Rent	10,239	10,060	44,693	38,672
Depreciation and amortization	5,011	3,666	17,291	14,475
Information technology and communications	7,427	5,439	26,904	21,512
Professional fees	5,210	4,887	21,704	23,035
Other operating expenses	10,261	6,211	39,468	32,659
Total operating expenses	234,039	230,827	929,767	865,288
Operating income	68,655	60,551	229,601	219,097
Other (income)/expense, net	(2,259)	(1,922)	(6,046)	(5,223)
Income before provision for income taxes	70,914	62,473	235,647	224,320
Provision for income taxes	11,900	17,125	51,854	65,214
Net income attributable to Houlihan Lokey, Inc.	$59,014	$45,348	$183,793	$159,106

Weighted average shares of common stock outstanding:
Basic	62,011,301	61,645,670	62,152,870	62,213,414
Fully diluted	65,590,918	65,419,798	65,725,516	65,846,132
Earnings per share
Basic	$0.95	$0.74	$2.96	$2.56
Fully diluted	$0.90	$0.69	$2.80	$2.42

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues	$302,694	$291,378	$1,159,368	$1,084,385

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$186,706	$190,391	$737,762	$692,073
(Less)/plus: Pre-IPO grant vesting	(6,055)	(5,902)	(24,324)	(24,319)
(Less)/plus: Acquisition related retention payments	3,764	(7,366)	(7,419)	(7,366)
Employee compensation and benefits (adjusted)	184,415	177,123	706,019	660,388

Non-compensation expenses
Non-compensation expenses (GAAP)	$47,333	$40,436	$192,005	$173,215
(Less)/plus: Secondary offering related costs	—	—	(665)	(498)
(Less)/plus: Acquisition related costs	—	—	(579)	(1,929)
(Less)/plus: Acquisition amortization	(2,270)	(1,572)	(7,454)	(6,034)
(Less)/plus: HL Finance setup costs	—	—	—	(619)
(Less)/plus: London office buildout	—	—	(6,831)	—
Non-compensation expenses (adjusted)	45,063	38,864	176,476	164,136

Operating income
Operating income (GAAP)	$68,655	$60,551	$229,601	$219,097
(Less)/plus: Adjustments (1)	4,561	14,841	47,272	40,764
Operating income (adjusted)	73,216	75,392	276,873	259,861

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(2,259)	$(1,922)	$(6,046)	$(5,223)
Less/(plus): Reduction of acquisition earnout liabilities	1,220	—	1,220	719
Other (income)/expense, net (adjusted)	(1,039)	(1,922)	(4,826)	(4,504)

Provision for income taxes
Provision for income taxes (GAAP)	$11,900	$17,125	$51,854	$65,214
(Less)/plus: Impact of the Tax Cuts and Jobs Act	—	(1)	—	(1,313)
(Less)/plus: Impact of the excess tax benefit for stock vesting	—	—	7,605	—
Normalized provision for income taxes	11,900	17,124	59,459	63,901
(Less)/plus: Resulting tax impact (2)	(670)	4,112	11,619	11,409
Provision for income taxes (adjusted)	11,230	21,236	71,078	75,310

Net income
Net income (GAAP)	$59,014	$45,348	$183,793	$159,106
(Less)/plus: adjustments (3)	4,011	10,731	26,828	29,950
Net income (adjusted)	63,025	56,078	210,621	189,055

Diluted EPS (GAAP)	$0.90	$0.69	$2.80	$2.42
Diluted EPS (adjusted)	$0.96	$0.86	$3.20	$2.87
Note: Figures may not sum due to rounding.

(1)	The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.

(2)	Reflects the tax impact of utilizing the normalized effective tax rate on the non-tax adjustments identified above.

(3)	Consists of all adjustments identified above net of the associated tax impact.